EXHIBIT 10.2

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED STOCK OPTION PLAN

FOR NONEMPLOYEE DIRECTORS

INTRODUCTION

WHEREAS, at the April 30, 2014 Annual Shareholders Meeting, Winmark Corporation’s shareholders approved an Amendment to the Stock Option Plan for Nonemployee Directors to increase the total number of shares available for options under the plan from 300,000 to 350,000.

AMENDMENT

1.             Section 6 (a) of the Amended and Restated Stock Option Plan for Nonemployee Directors is amended and restated in its entirety as follows:

“General.  There will be reserved and available for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of Three Hundred Fifty Thousand (350,000) shares of the Stock.  Such shares may consist, in whole or in part, of authorized but unissued shares of Stock or issued shares that have been reacquired by the Company.  If any shares subject to an Option are not issued because the Option is not exercised, such shares will again be available for distribution in connection with future options.”